Exhibit 10.8

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT ("Agreement") dated as of October 23, 2001 between Arch Capital Group Ltd., a Bermuda corporation (the "Company"), and John M. Pasquesi (the "Executive").

     The parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     SECTION 1.01. Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

     "Base Salary" has the meaning set forth in Section 4.01.

     "Cause" means (a) theft or embezzlement by the Executive with respect to the Company or its Subsidiaries; (b) malfeasance or gross negligence in the performance of the Executive's duties without the same being corrected within twenty (20) days after being given written notice thereof; (c) the commission by the Executive of any felony or any crime involving moral turpitude; (d) continued and habitual use of alcohol by the Executive to an extent which materially impairs the Executive's performance of his duties without the same being corrected within twenty (20) days after being given written notice thereof; or (e) the Executive's use of illegal drugs without the same being corrected within twenty (20) days after being given written notice thereof.

     "Confidential Information" means information that is not generally known to the public and that was or is used, developed or obtained by the Company or its Subsidiaries in connection with its business. It shall not include information
(a) required to be disclosed by court or administrative order, (b) lawfully obtainable from other sources or which is in the public domain through no fault of the Executive; or (c) the disclosure of which is consented to in writing by the Company.

     "Date of Termination" has the meaning set forth in Section 5.06.

     "Employment Period" has the meaning set forth in Section 2.01.

     "Good Reason" means, without the Executive's written consent, (a) the material diminution of the duties or responsibilities of the Executive without the same being corrected within twenty (20) days after being given written notice thereof; provided, however, that the Company shall have the right to receive notice and, therefore, the right to make such a correc-


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tion only once during any twelve (12) month period; or (b) a reduction in the
Executive's Base Salary.

     "Intellectual Property" has the meaning set forth in Section 7.01.

     "Notice of Termination" has the meaning set forth in Section 5.05.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, an estate, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

     "Permanent Disability" means those circumstances where the Executive is unable to continue to perform the usual customary duties of his assigned job or as otherwise assigned in accordance with the provisions of this Agreement for a period of six (6) months in any twelve (12) month period because of physical, mental or emotional incapacity resulting from injury, sickness or disease. Any questions as to the existence of a Permanent Disability shall be determined by a qualified, independent physician selected by the Company and approved by the Executive (which approval shall not be unreasonably withheld). The determination of any such physician shall be final and conclusive for all purposes of this Agreement.

     "Reimbursable Expenses" has the meaning set forth in Section 4.03.

     "Subsidiary" or "Subsidiaries" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (a) if a corporation, fifty (50) percent or more of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or combination thereof; or (b) if a partnership, limited liability company, association or other business entity, fifty (50) percent or more of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person or Persons will be deemed to have a fifty (50) percent or more ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons are allocated fifty (50) percent or more of partnership, limited liability company, association or other business entity gains or losses or control the managing director or member or general partner of such partnership, limited liability company, association or other business entity.


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                                    ARTICLE 2

                                   EMPLOYMENT

     SECTION 2.01. Employment. The Company shall employ the Executive, and the Executive shall accept employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Section 5.01. The period beginning on the date hereof and ending as provided in Section 5.01 is referred to herein as the "Employment Period."

                                    ARTICLE 3

                               POSITION AND DUTIES

     SECTION 3.01. Position and Duties. The Executive shall serve as Vice-Chairman of the Company, reporting to, and subject to the control of, the Board of Directors of the Company. The Executive shall be responsible for the oversight of capital allocation and investment with respect to the Company. The Executive will devote such time to his employment hereunder as is necessary to carry out his duties and responsibilities. The Executive's services hereunder shall not be required to be provided from a location other than San Francisco, California. In addition, if requested by the Company the Executive will provide the services set forth above as an employee of a wholly-owned United States subsidiary of the Company.

                                    ARTICLE 4

                            BASE SALARY AND BENEFITS

     SECTION 4.01. Base Salary. During the Employment Period, the Executive's base salary will be $30,000 per annum (the "Base Salary"). The Base Salary will be payable bimonthly on the fifteenth and last working days of each month in arrears. The Executive acknowledges that, as an executive officer of the Company, he will not be entitled to any additional compensation for his service as a member of the Board of Directors of the Company.

     SECTION 4.02. Benefits. In addition to the Base Salary, the Executive shall be entitled to benefits under any plan or arrangement available generally for senior executive officers of the Company, subject to and consistent with the terms and conditions and overall administration of such plans as set forth from time to time in the applicable plan documents.

     SECTION 4.03. Expenses. The Company shall reimburse the Executive for all reasonable expenses incurred by him (including business class airfare) in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, ("Reimbursable Expenses"), subject to the Company' requirements with respect to reporting and documentation of expenses.


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     SECTION 4.04. Stock Options Restricted Stock and Stock Purchase. On the
date hereof, the Company shall grant to the Executive an option to acquire 375,473 shares of the Company's common stock at an exercise price of $20.00 per share. The other terms of the stock option shall be as set forth in the form of Stock Option Agreement attached hereto as Exhibit A. The stock option award provided for in this Section 4.04 is made as an inducement essential to the Executive's entering into this Agreement.

                                    ARTICLE 5

                              TERM AND TERMINATION

     SECTION 5.01. Term. The Employment Period will terminate one day following the second anniversary hereof; provided that (a) the Employment Period shall terminate prior to such date upon the Executive's death or Permanent Disability,
(b) the Employment Period may be terminated by the Company for any reason prior to such date, and (c) the Employment Period may be terminated by the Executive at any time prior to such date.

     SECTION 5.02. Unjustified Termination. Except as otherwise provided in
Section 5.03, if the Employment Period shall be terminated prior to the expiration of the second anniversary of the date hereof by the Executive for Good Reason or by the Company not for Cause (collectively, an "Unjustified Termination") (it being understood that a termination (a) for Cause, (b) as a result of the Executive's resignation or leaving his employment other than for Good Reason, or (c) as a result of the death or Permanent Disability of the Executive shall not constitute an Unjustified Termination), the Executive shall be paid solely (except as provided in Section 5.04 below) the amount of six months' of his Base Salary, provided the Executive shall be entitled to such payments only if the Executive has not breached and does not breach the provisions of Sections 6.01, 7.01, 8.01 or 9.01 and the Executive has entered into and not revoked a general release of claims reasonably satisfactory to the Company. Such amounts will be payable in equal monthly installments for a period of six (6) months commencing on the first month anniversary of the Date of Termination, and such amounts will be reduced by any amount earned by the Executive during such six (6) month period from other employment, including self-employment. In addition, promptly following an Unjustified Termination, the Executive shall also be reimbursed all Reimbursable Expenses incurred by the Executive prior to such Unjustified Termination.

     SECTION 5.03. Justified Termination. If the Employment Period shall be terminated prior to the expiration of the second anniversary of the date hereof
(a) for Cause, (b) as a result of the Executive's resignation or leaving of his employment, other than for Good Reason, or (c) as a result of the death or Permanent Disability of the Executive (collectively, a "Justified


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Termination"), the Executive shall be entitled to receive solely (except as provided in Section 5.04 below) his Base Salary through the Date of Termination and reimbursement of all Reimbursable Expenses incurred by the Executive prior to such Justified Termination.

     SECTION 5.04. Benefits. Except as otherwise required by mandatory provisions of law or as otherwise provided in any stock option agreement with the Company, all of the Executive's rights to fringe and other benefits under this Agreement or otherwise, if any, accruing after the termination of the Employment Period as a result of a Justified Termination will cease upon such Justified Termination. Notwithstanding the foregoing, the provisions of the stock option agreements between the Company and the Executive shall govern the consequences of termination of the Executive's employment on such stock options.

     SECTION 5.05. Notice of Termination. Any termination by the Company for Permanent Disability or Cause or without Cause or by the Executive for Good Reason shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision indicated.

     SECTION 5.06. Date of Termination. "Date of Termination" shall mean (a) if the Employment Period is terminated as a result of a Permanent Disability, five
(5) days after a Notice of Termination is given, (b) if the Employment Period is terminated for Good Reason, the date specified in the Notice of Termination, and
(c) if the Employment Period is terminated for any other reason (including for Cause), the date designated by the Company in the Notice of Termination.

                                    ARTICLE 6

                            CONFIDENTIAL INFORMATION

     SECTION 6.01. Nondisclosure and Nonuse of Confidential Information. The Executive will not disclose or use at any time during or after the Employment Period any Confidential Information of which the Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Executive's performance of duties assigned to the Executive pursuant to this Agreement. Under all circumstances and at all times, the Executive will take all appropriate steps to safeguard Confidential Information in his possession and to protect it against disclosure, misuse, espionage, loss and theft.


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                                    ARTICLE 7

                              INTELLECTUAL PROPERTY

     SECTION 7.01. Ownership of Intellectual Property. In the event that the Executive as part of his activities on behalf of the Company generates, authors or contributes to any invention, design, new development, device, product, method of process (whether or not patentable or reduced to practice or comprising Confidential Information), any copyrightable work (whether or not comprising Confidential Information) or any other form of Confidential Information relating directly or indirectly to the business of the Company as now or hereinafter conducted (collectively, "Intellectual Property"), the Executive acknowledges that such Intellectual Property is the sole and exclusive property of the Company and hereby assigns all right title and interest in and to such Intellectual Property to the Company. Any copyrightable work prepared in whole or in part by the Executive during the Employment Period will be deemed "a work made for hire" under Section 201(b) of the Copyright Act of 1976, as amended, and the Company will own all of the rights comprised in the copyright therein. The Executive will promptly and fully disclose all Intellectual Property and will cooperate with the Company to protect the Company' interests in and rights to such Intellectual Property (including providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company, whether such requests occur prior to or after termination of Executive's employment hereunder).

                                    ARTICLE 8

              DELIVERY OF MATERLALS UPON TERMINATION OF EMPLOYMENT

     SECTION 8.01. Delivery of Materials upon Termination of Employment. As requested by the Company, from time to time and upon the termination of the Executive's employment with the Company for any reason, the Executive will promptly deliver to the Company all copies and embodiments, in whatever form or medium, of all Confidential Information or Intellectual Property in the Executive's possession or within his control (including written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Company, will provide the Company with written confirmation that all such materials have been delivered to the Company.


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                                    ARTICLE 9

                                 NONSOLICITATION

     SECTION 9.01. Nonsolicitation. The Executive hereby agrees that during the Employment Period and for a period of two (2) years after the Date of Termination (the "Nonsolicitation Period") the Executive will not, directly or indirectly through another entity, induce or attempt to induce any employee of the Company or its Subsidiaries to leave the employ of the Company or its Subsidiaries, or in any way interfere with the relationship between the Company or its Subsidiaries and any employee thereof.

     SECTION 9.02. Enforcement. If, at the enforcement of Section 9.01, a court holds that the duration or scope restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration or scope reasonable under such circumstances will be substituted for the stated duration or scope and that the court will be permitted to revise the restrictions contained in this Section 9 to cover the maximum duration and scope permitted by law.

                                   ARTICLE 10

                                EQUITABLE RELIEF

     SECTION 10.01. Equitable Relief. The Executive acknowledges that (a) the covenants contained herein are reasonable, (b) the Executive's services are unique, and (c) a breach or threatened breach by him of any of his covenants and agreements with the Company contained in Sections 6.01, 7.01, 8.01 or 9.01 could cause irreparable harm to the Company for which they would have no adequate remedy at law. Accordingly, and in addition to any remedies which the Company may have at law, in the event of an actual or threatened breach by the Executive of his covenants and agreements contained in Sections 6.01, 7.01, 8.01 or 9.01, the Company shall have the absolute right to apply to any court of competent jurisdiction for such injunctive or other equitable relief as such court may deem necessary or appropriate in the circumstances.

                                   ARTICLE 11

                            EXECUTIVE REPRESENTATIONS

     SECTION 11.01. Executive Representations. The Executive hereby represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Executive is a party or by which he is bound,
(b) as of the date hereof, the Executive is not a party to or


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bound by any written employment agreement or any noncompetition agreement or confidentiality agreement with any other Person and (c) upon the execution and delivery of this Agreement by the Company, this Agreement will be the valid and binding obligation of the Executive, enforceable in accordance with its terms.

                                   ARTICLE 12

                                  MISCELLANEOUS

     SECTION 12.01. Remedies. The Company will have all rights and remedies set forth in this Agreement, all rights and remedies which the Company have been granted at any time under any other agreement or contact and all of the rights which the Company have under any law. The Company will be entitled to enforce such rights specifically, without posting a bond or other security, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. There are currently no disciplinary or grievance procedures in place, there is no collective agreement in place, and there is no probationary period.

     SECTION 12.02. Consent to Amendments. The provisions of this Agreement may be amended or waived only by a written agreement executed and delivered by the Company and the Executive. No other course of dealing between the parties to this Agreement or any delay in exercising any rights hereunder will operate as a waiver of any rights of any such parties.

     SECTION 12.03. Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, provided that the Executive may not assign his rights or delegate his obligations under this Agreement without the written consent of the Company.

     SECTION 12.04. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     SECTION 12.05. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of which counterparts taken together will constitute one and the same agreement.

     SECTION 12.06. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


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     SECTION 12.07. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient, two (2) business days after the date when sent to the recipient by reputable express courier service (charges prepaid) or four (4) business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the Executive and to the Company at the addresses set forth below.

     If to the Executive:  To the last address delivered to the Company by the
                           Executive in the manner set forth herein.

               Copies (which shall not constitute notice) of notices to the Executive shall also be sent to:

                    Greene Radovsky Maloney & Share LLP
                    Four Embarcadero Center, Suite 4000
                    San Francisco, California 94111

                    Attn:  Richard L. Greene, Esq.

     If to the Company:    Arch Capital Group Ltd,
                           Executive Offices
                           20 Horseneck Lane
                           Greenwich, CT 06830

                           Attn: General Counsel

               Copies (which shall not constitute notice) of notices to the Company shall also be sent to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, NY 10005

                           Attn: Immanuel Kohn, Esq.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.


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     SECTION 12.08. Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     SECTION 12.09. No Third Party Beneficiary. This Agreement will not confer any rights or remedies upon any person other than the Company, the Executive and their respective heirs, executors, successors and assigns.

     SECTION 12.10. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

     SECTION 12.11. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The use of the word "including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation.

     SECTION 12.12. Survival. Sections 6.01, 7.01, 8.01 and Articles 9 and 12 will survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

     SECTION 12.13. GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAW OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.



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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                       ARCH CAPITAL GROUP LTD.


                                       By: /s/ Louis T. Petrillo
                                          -------------------------------------
                                          Name:   Louis T. Petrillo
                                          Title:  Senior Vice President,
                                                  General Counsel and
                                                  Secretary


                                       /s/ John M. Pasquesi
                                       ----------------------------------------
                                       John M. Pasquesi